EXHIBIT INDEX

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1 Consent of Independent Auditors for the American Express(R) Galaxy Premier Variable Annuity.

10.2 Consent of Independent Auditors for the American Express Pinnacle Variable Annuity(R).

13. Power of Attorney to sign Amendments to this Registration Statement, dated April 15, 2004.